UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2010

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

At RAIT Financial Trust’s Annual Meeting of Shareholders held on May 11, 2010, pursuant to the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 25, 2010, the voting results were as follows:

(a)	Each of the following nominees was elected to the Board of Trustees as follows:

Trustee	Votes For	Votes Against	Votes Abstain
				Broker Non-Vote
Betsy Z. Cohen.	29,578,188	1,886,088	283,027	27,126,428
Edward S. Brown	30,074,506	1,396,109	276,691	27,126,426
Frank A. Farnesi	30,041,052	1,418,337	287,919	27,126,425
S. Kristin Kim	30,019,401	1,446,924	280,980	27,126,427
Arthur Makadon	29,892,626	1,568,516	286,163	27,126,427
Daniel Promislo	29,876,534	1,585,709	285,063	27,126,426
John F. Quigley, III	30,118,610	1,341,457	287,239	27,126,426
Murray Stempel, III	29,497,393	1,959,408	290,505	27,126,426

(b)	The proposal to approve the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
56,400,760	1,954,361	518,611	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

May 13, 2010	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer